SUBSIDIARIES OF REGISTRANT

                   Jurisdiction     % Of
                         of     Stock Owned            Other Names Under
Name of Subsidiary Incorporation                        By Parent
Which Do Business

Alchem Capital
Corporation         DE           100% owned
                                 by Delta Woodside
                                 Industries, Inc.

Delta Mills, Inc.   DE           100% owned by         Delta Mills
Marketing
                                 by Alchem Capital     Company; Stevcoknit
                                 Corporation           Fabrics Company;
                                                       Woodside Mills

Delta Merchandising,             SC                    100% owned by  Duck
Head Retail
Inc.                             Alchem Capital Corporation Operations

Duck Head Apparel   TN           100% owned by         Delta Apparel
Company, Inc.                    Alchem Capital        Maiden Properties
                                 Corporation

Delta Consolidated  NY           100% owned by         Delta Mills Sales
Co.
Corporation                      Alchem Capital        Stevcoknit Marketing
Co.
                                 Corporation           Nautilus Marketing
Co.
                                                       Delta Apparel
Marketing Co.
                                                       Duck Head Marketing
Co.


Cargud, Sociedad    Costa Rica   100% owned by
Anonima                          Duck Head Apparel
                                 Company, Inc.

Armonia Textil, S.A.             Costa Rica            100% owned by
                                 Cargud, Sociedad
                                 Anonima

Delta Apparel Honduras,          Honduras              96% owned by Duck
Head
  S. A.                          Apparel Company, Inc.,
                                 and 1% each owned by
                                 Alchem Capital Corporation,
                                 Delta Woodside Industries,
                                 Inc., Delta Consolidated
                                 Corporation and Cargud, S.A.


Nautilus              VA         100% owned by
International, Inc.              Alchem Capital
                                 Corporation

Nautilus Direct, Inc. NC         100% owned by Nautilus
                                 International, Inc.

International Apparel NY         70% owned by Alchem Capital
Marketing Corporation.                              Corporation